Exhibit 99.1

WORLD FUEL SERVICES CORPORATION
DECLARES REGULAR QUARTERLY CASH DIVIDEND

MIAMI — (BUSINESS WIRE) — December 9, 2022 — World Fuel Services Corporation (NYSE:INT) announced today that its board of directors has declared a quarterly cash dividend of $0.14 per share, which is payable on January 6, 2023 to shareholders of record on December 23, 2022.

About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services also offers natural gas and electricity, as well as energy advisory services, including programs for sustainability solutions and renewable energy alternatives. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

For more information, visit www.wfscorp.com.

Contacts

Ira M. Birns
Executive Vice President & Chief Financial Officer
or
Glenn Klevitz
Vice President, Treasurer and Investor Relations
(305) 428-8000
investors@wfscorp.com